                                                                EXHIBIT 4.2(iii)

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE STATE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS.

                             STOCK PURCHASE WARRANT

                 To Purchase ________ Shares of Common Stock of

                                RAZORFISH, INC.

             THIS CERTIFIES that, for value received, ___________ (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the "Initial Exercise Date") and on or prior to the close of business on April 30, 2005 (the earlier of such date or such other date as this Warrant shall expire pursuant to the terms hereof, the "Termination Date") but not thereafter, to subscribe for and purchase from RAZORFISH, INC., a corporation incorporated in the State of Delaware (the "Company"), up to ______ shares (the "Warrant Shares") of Common Stock, $0.01 par value, of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be $0.45. The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. In the event of any conflict between the terms of this Warrant and the Common Stock and Warrants Purchase Agreement dated as of April 25, 2002 pursuant to which this Warrant has been issued (the "Purchase Agreement"), the Purchase Agreement shall control. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

             1. Title to Warrant. Prior to the Termination Date and subject to
                ----------------
compliance with applicable laws and the terms hereof, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

             2. Authorization of Shares. The Company covenants that all shares
                -----------------------
of Common Stock which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

             3. Exercise of Warrant.
                -------------------

                (a) Except as provided in Section 4 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date, and before the close of business on the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank, the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the holder hereof within three (3) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid.

                (b) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

                (c) If the Registration Statement is not effective at any time when it is required to be effective pursuant to the Registration Rights Agreement, then this Warrant shall also be exercisable by means of a "cashless exercise" in which the holder shall be entitled to receive a certificate for the number of shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the volume weighted average price per share of Common Stock on the Trading Day preceding the date of such election on the Nasdaq Stock Market, or if the Common Stock is not traded on the Nasdaq Stock Market, then the Principal Market in terms of volume, and converted into US Dollars;

(B) =  the Exercise Price of the Warrants; and

(X) = the number of shares issuable upon exercise of the Warrants in accordance with the terms of this Warrant.

             4. No Fractional Shares or Scrip. No fractional shares or scrip
                -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

             5. Charges, Taxes and Expenses. Issuance of certificates for shares
                ---------------------------
of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

             6. Closing of Books. The Company will not close its stockholder
                ----------------
books or records in any manner which prevents the timely exercise of this Warrant.

             7. Transfer, Division and Combination. (a) Subject to compliance
                ----------------------------------
with any applicable securities laws, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of shares of Common Stock without having a new Warrant issued.

                (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this
Section 7.

                (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

             8. No Rights as Shareholder until Exercise. This Warrant does not
                ---------------------------------------
entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be deemed to be issued to such holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

             9. Loss, Theft, Destruction or Mutilation of Warrant. The Company
                -------------------------------------------------
covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

             10. Saturdays, Sundays, Holidays, etc. If the last or appointed day
                 ---------------------------------
for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

             11. Adjustments of Exercise Price and Number of Warrant Shares;
                 -----------------------------------------------------------
Stock Splits, etc. The number and kind of securities purchasable upon the
-----------------
exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including, without limitation, any spin-off of any subsidiary), then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted accordingly. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

             12. Reorganization, Reclassification, Merger, Consolidation or
                 ----------------------------------------------------------
Disposition of Assets. In case the Company shall reorganize its capital,
---------------------
reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever

(including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. For the avoidance of doubt, in the event of any transaction referred to in the previous sentence in which the Company is not the surviving company, the Holder shall be required to exercise this Warrant in order to receive the consideration to be received by or distributed to the holders of the Common Stock of the Company and if the Holder fails to so exercise this Warrant within one week of the closing of such transaction, this Warrant shall terminate. The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

             13. Voluntary Adjustment by the Company. The Company may at any
                 -----------------------------------
time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

             14. Notice of Adjustment. Whenever the number of Warrant Shares or
                 --------------------
number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

             15. Notice of Corporate Action. If at any time:
                 --------------------------

                 (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                 (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

                 (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 20 days' (or as many days as is reasonably practicable) prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and
(ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 17(c).

             16. Authorized Shares. The Company covenants that during the period
                 -----------------
the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed.

             The Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will
(a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

             Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

             17. Miscellaneous.
                 -------------

             (a) Jurisdiction. This Warrant shall be binding upon any successors
                 ------------
or assigns of the Company. This Warrant shall constitute a contract under the laws of New York, without regard to its conflict of law, principles or rules that would result in the application of the laws of any other jurisdiction, and be subject to arbitration pursuant to the terms set forth in the Purchase Agreement.

             (b) Restrictions. The holder hereof acknowledges that the Warrant
                 ------------
Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

             (c) Notices. Any notice, request or other document required or
                 -------
permitted to be given or delivered to the holder hereof by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

             (d) Remedies. Holder, in addition to being entitled to exercise all
                 --------
rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

             (e) Successors and Assigns. Subject to applicable securities laws
                 ----------------------
and the terms of the Purchase Agreement, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

             (f) Amendment. This Warrant may be modified or amended or the
                 ---------
provisions hereof waived with the written consent of the Company and the Holder.

             (g) Severability. Wherever possible, each provision of this Warrant
                 ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

             (h) Headings. The headings used in this Warrant are for the
                 --------
convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

             (i) Integration. This Warrant, and the Purchase Agreement and the
                 -----------
Registration Rights Agreement pursuant to which this Warrant was issued, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof.

             IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.



Dated: ________ __, 2002
                                  RAZORFISH, INC.


                                  By:
                                         -------------------------------------

                                  Name:
                                         -------------------------------------

                                  Title:
                                         -------------------------------------

                               NOTICE OF EXERCISE



To:      [________________________]


             (1)______The undersigned hereby elects to purchase ________ shares of Common Stock (the "Common Stock"), of [______________________] pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

             (2)______Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                       -------------------------------
                       (Name)

                       -------------------------------
                       (Address)

                       -------------------------------




Dated:


                                             ------------------------------
                                             Signature

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)

             FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is
-----------------------------------------------


--------------------------------------------------------------------.

                                           Dated:  ______________, _______


                           Holder's Signature:
                                              -----------------------------

                           Holder's Address:
                                              -----------------------------

                                              -----------------------------



Signature Guaranteed:  ___________________________________________




NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.